EXHIBIT 14

                               POWER OF ATTORNEY


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                                POWER OF ATTORNEY

         I, the undersigned member of the Directors of PHL Variable Insurance Company, do hereby constitute and appoint each of Simon Y. Tan, Dona D. Young, and Philip R. McLoughlin as my true and lawful attorneys and agents, and with full power to act without the others, are hereby authorized, empowered and directed to take all action necessary, on behalf of PHL Variable Insurance Company, in order to comply with the Securities Act of 1933, the Investment Company Act of 1940 and any other applicable Federal laws, including the filing of registration statements, any amendments to registration statements, any undertakings, any applications for exemptions from the Investment Company Act of 1940 relating to securities issued or sold by PHL Variable Insurance Company or any of its separate accounts, and any or all amendments to the foregoing as such attorneys and agents shall deem necessary or appropriate. The undersigned hereby ratifies and confirms my signature as it may be signed by said attorneys and agents.

         I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

         I hereby further revoke any and all powers of attorney previously given by myself with respect to the above named company, provided that this revocation shall not affect the exercise of such powers prior to the date hereof.

         WITNESS my hand and seal on the date set forth below.

Date:    May 16, 2000



/s/ Carl T. Chadburn
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Carl T. Chadburn, Director